UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

Continental Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12950 Worldgate Drive, Suite 700 Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 480-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 10, 2015, Continental Building Products, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with LSF8 Gypsum Holdings, L.P. (the “Selling Stockholder”) and Credit Suisse Securities (USA) LLC (the “Underwriter”) pursuant to which the Selling Stockholder agreed to sell to the Underwriter 4,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price per share of $19.85 (the “Offering”). The Selling Stockholder also granted the Underwriter an option to purchase up to 600,000 additional shares of Common Stock held by the Selling Stockholder, which was exercised in full on September 15, 2015.

The Selling Stockholder will receive all net proceeds from the sale of Common Stock pursuant to the Underwriting Agreement. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning, among other things, its business and its Registration Statement on Form S-3, preliminary prospectus supplement and final prospectus supplement related to the Offering. The Company also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Offering, including the sale of the additional 600,000 shares, closed on September 16, 2015.

Stock Purchase Agreement

On September 10, 2015, the Company also entered into a stock purchase agreement (the “Stock Purchase Agreement”) with the Selling Stockholder providing for the repurchase by the Company, conditioned on the closing of the Offering, of a number of shares of Common Stock held by the Selling Stockholder with an aggregate value of approximately $20.0 million, at a price per share equal to the per share price paid by the Underwriter to the Selling Stockholder pursuant to the Underwriting Agreement, rounded down to the nearest hundred shares (the “Repurchase”).

The Repurchase closed on September 16, 2015.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, Mr. James Bachmann, the Company’s President and Chief Executive Officer, requested that the transaction bonus to which he was entitled under the LSF8 Gypsum Holdings, L.P. Long Term Incentive Plan (the “LTIP”) in connection with the Offering and the Repurchase be reduced by an aggregate of $160,000 with the understanding that such amount would be paid to other key employees, including Mr. Dennis Romps, the Company’s Chief Accounting Officer and Senior Vice President and Corporate Controller and one of the Company’s named executive officers. Mr. Romps will receive a gross payment of $40,000 from such amount. The terms of the LTIP are summarized in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated September 10, 2015 among Continental Building Products, Inc., LSF8 Gypsum Holdings, L.P. and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

September 16, 2015	By:	/s/ Timothy Power
	Name:	Timothy Power
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement dated September 10, 2015 among Continental Building Products, Inc., LSF8 Gypsum Holdings, L.P. and Credit Suisse Securities (USA) LLC.